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                                                                    EXHIBIT 23.2








                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) of Unifi, Inc. for the registration of 6,000,000 shares of its common stock pertaining to the 1999 Unifi, Inc. Long-Term Incentive Plan of our report dated July 20, 1999, with respect to the consolidated financial statements and schedule of Unifi, Inc. included in its Annual Report (Form 10-K) for the year-ended June 27, 1999 filed with the Securities and Exchange Commission.



Greensboro, North Carolina                           Ernst & Young LLP
August 3, 2000